Exhibit No. 10.3

      Amendment No. 1, dated June 16, 1998, to that certain letter agreement (the "Agreement"), dated September 9, 1997, between Ampal Industries (Israel) Limited ("Ampal") and Mr. Raz Steinmetz.

      WHEREAS, Ampal and Mr. Steinmetz wish to amend the Agreement by increasing the compensation that Ampal pays Mr. Steinmetz.

      NOW, THEREFORE, it is agreed as follows:

      1. The first sentence of paragraph 2 of the Agreement is hereby amended and restated to read in its entirety as follows:

      "As compensation for your services, you will receive a salary of US$175,000 per annum, payable in the equivalent in NIS and subject to all required income tax withholding."

      3. This Amendment shall be effective as of April 1, 1998.

      4. Except as otherwise amended hereby, the Agreement shall remain in full force and effect.

      5. This Amendment may be executed by the parties hereto in one or more counterparts, each of which together shall be deemed to constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

AMPAL INDUSTRIES (ISRAEL) LIMITED                     RAZ STEINMETZ


By: /s/ Yehoshua Gleitman Ronnie Peleg                /s/ Raz Steinmetz
----------------------------------------              --------------------------
    Name: Yehoshua Gleitman Ronnie Peleg
    Title: CEO  Legal Advisor